UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2017

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)
437 Madison Avenue New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2017, Taxi Medallion Loan Trust III (the “Trust”), an indirect wholly-owned subsidiary of Medallion Financial Corp. (the “Company”), entered into an amendment (the “Amendment”) which amended the Amended and Restated Loan and Security Agreement, dated as of December 12, 2016 (the “Credit Agreement”), by and among the Trust, Autobahn Funding Company LLC and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main. Under the terms of the Amendment, technical changes were implemented which improved the Trust’s flexibility under the credit facility. The Trust is a separate legal and corporate entity with its own creditors. The assets of the Trust are not available to pay obligations of its affiliates or any other party, and the assets of affiliates or any other party are not available to pay obligations of the Trust.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Omnibus Amendment No. 1, dated as of February 15, 2017, by and among Taxi Medallion Loan Trust III, Medallion Funding LLC, Medallion Financial Corp., Medallion Capital, Inc., Freshstart Venture Capital Corp., Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer

Date:	February 17, 2017

Exhibit Index

Exhibit No.	Description

10.1	Omnibus Amendment No. 1, dated as of February 15, 2017, by and among Taxi Medallion Loan Trust III, Medallion Funding LLC, Medallion Financial Corp., Medallion Capital, Inc., Freshstart Venture Capital Corp., Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

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